                                                                   EXHIBIT 10.11

                    SOFTWARE LICENSE AND MARKETING AGREEMENT

THIS AGREEMENT is made effective January 4th, 1996 (the "Effective Date") by and between SHOWCASE CORPORATION, a Minnesota Corporation having a principal place of business at 4131 Highway 52 North, Rochester, MN 55901 USA (hereinafter "Licensee") and AppSource, a Florida corporation, having a principal place of business at Lakeside Center, 4751 Rosewood Drive, Orlando, FL 32806, U SA(hereinafter "AppSource").

1.       PRODUCT DESCRIPTION

         a. WIRED FOR OLAP. The Product, Documentation and Licensee Product which relate to this agreement are in Exhibit A attached to this Agreement.

2.       PRODUCT FEATURES

         Licensee agrees that the Product meets the specifications set forth in Exhibit A.

3.       DELIVERY

         AppSource agrees to deliver to Licensee a complete copy of the Product no later than the date specified in the Delivery Schedule set forth in Exhibit A attached hereto. A "complete copy" shall include five (5) diskettes comprising a complete working copy of the Product in executable form which satisfies the functional specifications set forth in the Documentation. A complete copy shall also include the Documentation in its existing printed form. AppSource shall deliver the Product and Documentation to a common carrier selected by Licensee.

4.       RIGHTS GRANTED

         a. Rights In Product. Subject to the terms and conditions set forth herein, AppSource hereby grants to Licensee a license to market, use internally and distribute the Product and Documentation, for use in Licensee Product, marketed and/or distributed by Licensee as listed in Exhibit A of this agreement on a world wide basis.

                  Licensee shall maintain exclusive rights to market the product in conjunction with the IBM AS/400 midrange computer.

         b. Ownership. Subject to the rights and licenses granted to Licensee hereunder, AppSource shall retain all right, title and interest in and to the Product including all copyrights. Licensee shall have the right any time after the First Agreement Year, as defined in section 8h below, to purchase the source code for the Product

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                  for use only in conjunction with the IBM AS/400 midrange
                  computer for a price equal to (*). Licensee will own the rights to the source code at no fee in the event of insolvency or bankruptcy.

         c. AppSource Marks. Licensee agrees to honor and use AppSource trademarks, copyrights and trade names belonging to AppSource ("AppSource Marks"}. Licensee may not use AppSource Marks for other purposes without the express written permission from AppSource.

         d. Third Party and License Terms. AppSource acknowledges that Licensee's Software License Terms attached hereto as Exhibit C provide AppSource with adequate protection of its intellectual property with respect to Licensee's end- users (AppSource may require different license terms for different countries or may refuse to allow licensing in certain countries if it deems its intellectual property cannot be adequately protected, including a government restricted rights clause). Licensee may not enter into a Licensing Agreement with any end-user whereby the Product is sold, marketed or distributed separate from the Licensee's Product or whereby the Product is sold, marketed or distributed under separate identity from that of Licensee Product. Licensee's Software License Agreement must include a clause that stipulates end-users may not re-license the Product. Licensee may sublicense the Product to subdistributors who, in turn, sublicense the Product to end-users.

         e. Competition. Licensee must market, sell or distribute the Product with Licensee Product. At no time shall Licensee be entitled to enter into direct competition with AppSource marketing efforts of the Product outside of the AS/400 marketplace or sell, market or distribute the Product separate from Licensee Product.

         f. Internal Use. AppSource grants to Licensee a fully paid up, royalty free, non-exclusive, non-transferable worldwide license to use and reproduce the Product for use with Licensee Product specified in Exhibit A.

         g. Independent Software Resellers. Licensee will market and distribute the Product and related services for the AS/400 to independent software vendors (ISV). AppSource will market and distribute the Product and related services for ISVs for all non-AS/400 environments. In the event an ISV desires the rights to distribute the Product on multiple platforms, the ISV will negotiate separately with AppSource and Licensee for those rights. AppSource and Licensee will exercise good faith efforts to ensure that their respective ISV arrangements, with mutual third parties, are compatible.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


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5.       MANUFACTURING

         a. All manufacturing of the required media for distribution of the Product including PC diskettes and AS/400 tapes and documentation will be the responsibility of the Licensee.

         b. Product Translation. Licensee will pay (*) of any costs associated with the translation of the Product. AppSource will have the rights to these translated versions on non-AS/400 platforms.

6.       PRODUCT MARKETING

         a. Marketing Rights. Licensee shall have the authority to market or not market the Product as it deems appropriate provided Licensee does not violate AppSource's Rights (as in paragraph 4 above) in the Product. In the event Licensee rejects an enhanced or modified Product, Licensee shall be entitled to continue to distribute the previous version of that Product.

         b. Non-Restrictive Relationship. Except as provided in Section 4a, this Agreement shall not preclude AppSource from entering into the same or similar agreement with third parties for distribution of the Product.

         c. Escrow. AppSource agrees to maintain current versions of all code for the System in deposit with a mutually agreed on code escrow service, and to register, and maintain as registered, Licensee as a party that may have access to such code under certain "release conditions". Such "release conditions" shall consist of any one or more of the following circumstances remaining uncorrected for more than thirty (30) days: filing for relief under any section of the United States Bankruptcy Code, the making by AppSource of a general assignment for the benefit of creditors, the appointment of a receiver or trustee of AppSource's business property or any other action by AppSource under any insolvency or similar law for the purpose of its bankruptcy, reorganization or liquidation. AppSource shall deliver promptly after the date hereof to escrow agent the source code and related documentation and at the same time notify Licensee of such delivery. AppSource shall bear the fees charged by the escrow agent for such registration of the System code.

7.       PRODUCT MAINTENANCE AND SUPPORT

         a. General. The parties anticipate that Licensee will make best efforts to provide direct, primary support for the Product to end-user customers. Licensee will be

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  responsible for supporting Licensee Product and the Product as it relates to Licensee Product. AppSource will provide at no charge support to Licensee with respect to the Product, including on-line support as further set forth below.

         b. AppSource Support to Licensee. AppSource will provide Licensee with ongoing maintenance and technical support for the Product. Maintenance and support shall include:

                  (i) Receiving defect reports from Licensee and fixing defects or providing workarounds.

                  (ii) Maintaining a telephone number of Licensee to call during normal business hours to report problems and receive assistance.

                  (iii) Providing a knowledgeable support contact for providing technical support.

         c. Response to Defects. AppSource shall make any necessary changes to the Product so that the Product functions and performs substantially in accordance with its published documentation. If Licensee believes a bug exists, Licensee will notify AppSource of the bug, at which time it will be categorized as follows:

                  (i) Severity Level 1 Bug. An error which causes the system or a major component of it to stop or renders it otherwise unusable, or data corruption bug.

                  (ii) Severity Level 2 Bug. All other errors whereby the user can continue to operate.

                  The Licensee will provide information in writing as to how the bug was created, and if possible, printouts showing the problem. AppSource shall respond to Severity Level 1 bugs within (*) hours of notice by Licensee. AppSource shall use the best efforts to promptly correct any Product errors of Severity Level 1. Severity Level 2 bugs will be corrected and released to Licensee during subsequent Product maintenance releases. AppSource agrees to continue support upon expiration or termination of this Agreement at it's generally available commercial rates.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         d. Support of Previous Versions of Product. Support of previous Product versions will be limited to two previous versions and standard telephone support to the users and will not include corrective action as set forth in Section 7.c above.

         e. Product Upgrades. AppSource will promptly provide Licensee with a master copy of any upgrade to the Product, which is made generally available during the term of this agreement, for distribution to Licensee customers.

         f. Support & Maintenance Fees. The support and maintenance fee will be priced at (*) of the cumulative prior months royalties. Licensee will pay $(*) in prepaid maintenance expenses. This prepaid maintenance will be offset against monthly maintenance accrued during the term of this agreement. Maintenance fees will be due within fifteen (15) days of reporting monthly royalties as specified in section 8b below.

8.       PAYMENT

         a. Royalty Payments. Licensee will pay a fee equal to (*) of the current list price of the Product on the UNIX platform. AppSource may change it's list price at it's sole discretion upon 90 days written notice to Licensee.

                  All fees are calculated in US Dollars.

         b. Payment of Royalties. Licensee will report per unit royalties on or before the 30th of the month following the month in which they were sold. Per unit royalty payments will be due within fifteen (15) days of reporting monthly sales. Any other fees associated with this Agreement will be due and payable on a net 30 basis.

         d. AppSource Audit Rights. Licensee shall keep true and accurate records of all Products distributed, in accordance with generally accepted accounting principles, consistently applied. No more frequently than once a year and during regular business hours, AppSource shall have the right (upon two business days prior notice) to have a certified public accountant selected by AppSource audit the books of Licensee. AppSource shall pay the cost of such audit unless such audit should reveal an underpayment by Licensee of 5% or greater at which such time as audit costs would be the responsibility of Licensee.

         e. To ensure that Licensee maintains the exclusive right to distribute the Product, Licensee must meet it's minimum royalty payment commitments outlined in Sections 8.h below.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         f. If Licensee fails to meet its minimum royalty payment commitments specified below for any given Agreement Year (as defined below), Licensee has the option to pay AppSource the remaining balance of the commitment for that Agreement Year within thirty (30) days after the end of that Agreement Year, thereby meeting it's commitment and protecting it's exclusive distribution rights for the subsequent Agreement Year period.

         g. If Licensee fails to meet it's minimum royalty payment commitments outlined below for a particular Agreement Year and elects not to pay AppSource the remaining balance of the commitment for that Agreement year, the exclusive distribution rights granted Licensee shall terminate and AppSource shall have the right to grant third parties non-exclusive licenses to prepare and distribute the Product on the AS/400 platform. Licensee shall continue to have non-exclusive marketing rights for the Product.

         h. The first Agreement Year (i.e. Year One, and each anniversary of the Ship Date thereafter shall be referred to as Year "X") will commence on the earlier of (I) the production release date for the Licensee Product, or (II) six (6) months from the Effective Date of this agreement ("Ship Date") and end of the day immediately preceding the first anniversary of the Ship Date. This will require twelve (12) month cumulative royalty payment to AppSource of (*) during Year One.

         i. Year Two will start twelve (12) months following the Ship Date and will require a twelve (12) month cumulative royalty payment to AppSource of (*).

         j. Year Three will start twenty four (24) months following the Ship Date and will require a twelve (12) month cumulative royalty payment to AppSource of (*).

         k. Year Four will start thirty six (36) months following the Ship Date and will require a twelve (12) month cumulative royalty payment to AppSource of (*).

         l. Year Five will start forty eight (48) months following the Ship Date and will require a twelve (12) month cumulative royalty payment to AppSource of (*).

9.       CONFIDENTIAL INFORMATION

         Neither party desires the confidential information of the other and each agrees to pass on such non confidential information as may be necessary to resolve an issue. However, if during the term of this Agreement, either party requires access to information which the other party considers to be confidential or proprietary ("Confidential Information"), the

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


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

         information may be exchanged in confidence, but each party must first agree to disclose and receive the information in confidence in accordance with the terms of the Non Disclosure Agreement as indicated in Exhibit F.

         Confidential Information shall not include that which:

                  a) is in the public domain prior to the disclosure to the receiving party;

                  b) is lawfully in the receiving party's possession prior to the disclosure;

                  c) becomes part of the public domain by publication or otherwise through no unauthorized act or omission on the part of the receiving party; or

                  d) is developed by the receiving party independent of any Confidential Information of the disclosing party.

                  The burden of proving that informations is excepted under sections 9a-d shall be on the receiving party.

10.      WARRANTY

         a. Warranty of Software. AppSource warrants that the Product will conform to its Documentation at the time the master disk is delivered to Licensee and for a period of ninety (90) days thereafter. AppSource makes no warranty to the end- users, any such warrant to be made and honored by Licensee. NO OTHER WARRANTY OR CONDITION, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS RELATED TO FITNESS FOR PURPOSE OR MERCHANTABILITY, ARE GRANTED TO LICENSEE OR END-USERS, AND ALL SUCH WARRANTIES AND CONDITIONS ARE EXPRESSLY AND SPECIFICALLY EXCLUDED.

         b. Defective Software. Should the Product fail to meet the warranty set forth above, Licensee should return the Product within the ninety day period. AppSource will then, at is sole option, either terminate this Agreement (in writing) or correct the problem such that the Product conforms with its documentation. If AppSource elects to terminate this Agreement pursuant to this Paragraph 10.b in the first 90 days, AppSource shall refund to Licensee any royalties paid for returned products as of date of termination.

11.      LIABILITY AND INDEMNIFICATION

         a. Limitations on Liability. AppSource shall not be responsible for any damages or expenses resulting from alterations or unauthorized use of the Product, or from the

                                       -7-
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                  unintended and unforeseen results obtained by Licensee
                  resulting from such use. Termination of the Agreement pursuant to its various termination terms shall not result in liability of AppSource to Licensee for damage, loss or expense, and Licensee expressly waives such claims.

                  Should any law under which this Agreement be interpreted to prohibit exclusion of certain conditions or warranties, the required conditions or warranties shall be deemed included. The liability of AppSource for any breach of such term, condition or warranty shall be limited, at the option of AppSource, to any one or more of the following: (a) replacement of the Product with equivalent software; (b) repair of the Product; (c) payment of the cost of replacing the Product or of acquiring equivalent software; (d) payment of the cost of having the Product repaired.

                  AppSource or Licensee shall not be liable for any loss of earnings, profits or goodwill or other consequential, special or incidental damage suffered by any person including Licensee's Clients caused directly or indirectly by the furnishing of the Product or Licensee Product pursuant to this Agreement, or for any other loss of business or damage arising under this Agreement except for such loss or damages caused by the gross negligence or willful misconduct on the part of Licensee or AppSource, its agents, employees, independent contractors or persons acting under his direction or control.

         b. Copyright & Patent Infringement. AppSource shall, at its cost, defend or, at its sole option, settle any claim or suit brought against Licensee on the issue that the Product infringes a copyright, patent or other proprietary right of any third party provided that Licensee (a) notifies AppSource promptly in writing of any such claim or suit; (b) gives AppSource full information and assistance in settling and/or defending the suit; and (c) gives AppSource full authority and control of the defense and/or settlement of any such action. AppSource shall not be liable for any costs or expenses incurred (a) by Licensee without AppSource's prior written authorization; (b) for any claim based on the use of combination of the Product with any other software not provided by AppSource; (c) for any claim based on Licensee's modification of the Product; (d) from use of other than the latest available version of the Product, or (e) any transaction entered into by Licensee relating to the Product without AppSource's prior written consent which will not be unreasonably withheld.

                  If the Product becomes subject to a claim of infringement for which AppSource may become liable, AppSource may at its option
                  (a) obtain the right to continue using the Product; (b) replace or modify the Product to make it non-infringing so long as the replacement or modification meets substantially similar specifications; or (c) terminate the licenses. EXCEPT FOR THESE REMEDIES, APPSOURCE

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

                  SHALL HAVE NO LIABILITY TO LICENSEE OR ITS CUSTOMERS FOR COPYRIGHT INFRINGEMENT, AND SHALL IN NO INSTANCE HAVE ANY LIABILITY TO LICENSEE FOR DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES FROM INFRINGEMENT OTHER THAN AS SET FORTH IN THIS
                  SECTION 11.b.

12.      PROTECTION OF INTELLECTUAL PROPERTY

         Copyrights. Licensee acknowledges AppSource's representation that the Product and Documentation are protected under the copyright laws of the United States and certain other countries that have entered into treaties with the United States, in either registered or unregistered form. Licensee acknowledges that AppSource owns these copyrights and has the following exclusive rights with regard to the Product: to reproduce the Product and documentation in any and all forms; to adapt, transform or rearrange the Product and documentation; to prepare derivative software; and to control the distribution of the Product and documentation. Licensee agrees, and shall have its customers who are not end-users agree, not to act in contravention of any of AppSource's rights or to assist others in doing so. Licensee agrees and shall have its customers agree to preserve all copyright notices in the Product and documentation. Licensee shall do all things necessary to preserve AppSource's copyright protection in any country where Licensee licenses Licensee Products. In the event the Product is licensed in a country which does not authorize protection of the Product by copyright, Licensee shall take whatever actions are necessary to preserve AppSource's rights in the Product under the law of such country.

13.      TERM AND TERMINATION

         a. Term. This Agreement shall have an initial term from the effective date and shall expire five (5) years from the effective date of the Agreement unless terminated earlier as permitted below.

         b. Termination for Cause. AppSource may terminate this Agreement upon the happening of any of the following events if Licensee fails to cure the problem within thirty (30) days of notice of an intent to cancel if not cured:

                  (i)      Licensee fails to make any payment when due; or

                  (ii) Licensee materially breaches any representation, warranty, or any material term of this Agreement or fails to perform any duty required hereunder; or

                  (iii) Licensee fails to comply with any legal prerequisites, formalities and/or material government regulations; or

                  (iv) Licensee ceased to conduct its business in a normal manner; or

                  (v) Licensee sells, markets or distributes the Product without Licensee Product.

         c. Termination by Licensee. Licensee may terminate this Agreement upon the happening of one of the following events if AppSource fails to cure the problem within thirty (30) days of notice of any intent to cancel if not cured:

                  (i) AppSource breaches any warranty or material term of this Agreement or fails to perform any duty required hereunder; or

                  (ii) AppSource fails to comply with any legal prerequisites, formalities, and/or material government regulation.

                  (iii) AppSource ceases to conduct its business in a normal manner, provided that it shall not be grounds for termination if AppSource merges into another company and the surviving company continues to conduct AppSource's business.

         d. Effect of Termination. Licensee agrees that upon expiration or termination of this Agreement under this Paragraph 13, AppSource is discharged from any further obligations under this Agreement and Licensee's rights to distribute and license Software and to use AppSource's trade name and trademarks shall cease as of the date of such expiration or termination except as follows: Within thirty (30) days of the delivery by AppSource or receipt by AppSource of a notice of termination at the end of any term or expiration, or within thirty (30) days after automatic termination or termination for cause, Licensee shall: (1) return to AppSource the master disk(s);
                  (2) destroy all copies of the Product in whatever form they exist, including deleting all copies from any electronic memories; and (3) remove the Product from all Licensee Product not yet shipped; provided, however, that Licensee shall be permitted to ship Licensee Product (containing the Product) to all end users with which it has a contractual obligation to do so, whether through subdistributors or otherwise (as of the termination or expiration date). All licenses for the Product previously given to end-users by or through Licensee, provided they were in accordance with the terms of this Agreement, shall continue in effect after termination or expiration of the Agreement. Licensee may not license any inventory of Licensee Product containing the Product after the termination date unless a prior written agreement has been reached with AppSource.

                  All requirements of indemnification, payment, and terms related to use or protection of intellectual property or confidential information, and provisions related to venue and choice of laws, shall survive termination or expiration of this Agreement. AppSource shall be entitled to pursue all available remedies against Licensee for breach of the Agreement or damages caused by Licensee.

         f. Continuing Interest. Licensee warrants and acknowledges that Licensee does not now have, nor shall have after termination or expiration, any continuing interest or rights to the good will, assets or proceeds of AppSource, and that AppSource's sole responsibilities and liabilities are as set forth herein. AppSource's right to terminate is absolute, and Licensee acknowledges it has considered the term of the Agreement and the termination provisions in making expenditures of money and time in preparing for the performance of this Agreement and has further considered the possible loss or damage on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection with the good will or business of Licensee resulting from the ending of this Agreement. AppSource shall have no liability to Licensee as a result of termination or expiration of this Agreement in accordance with its terms, including without limitation claims relating to loss of profit, goodwill, creation of clientele, advertising costs, costs of samples or supplies, termination of employees, employee's salaries or any other items.

14.      MISCELLANEOUS PROVISIONS

         a. Notices. Unless otherwise stated, all notices required under this Agreement shall be in writing and shall be considered given upon personal delivery of the written notice or within forty-eight (48) hours after deposit in the U.S. mail, certified or registered, and appropriately addressed to AppSource or Licensee.

         b. Governing Law. This Agreement is made under and shall be construed in accordance with the laws of the State of Florida, USA.

         c. No Publication. Each party agrees not to publicize or disclose the terms of this Agreement to any third party without the consent of the other; provided, however, that the parties have agreed to the release set forth in Exhibit E attached hereto. In particular, no press releases shall be made without the mutual consent of each party.

         e. Severability. The terms of this Agreement shall be applicable severally to each Product and any dispute affecting either party's rights or obligations as to one or more Product(s) shall not affect the rights granted hereunder as to any other Licensed Software.

         f. Heading. The captions of Sections of the Agreement are for reference only and are not to be construed in any way as terms.

         g. No Assignment. Licensee may not assign or transfer any of the rights or responsibilities set forth herein without the express written consent of the other party which shall not be unreasonably withheld and any purported attempt to do so shall be deemed void.

         h. Dispute Resolutions. Any and all disputes in connection with or arising out of this Agreement shall, insofar as possible, be settled amicably by the parties. The parties agree to negotiate in good faith to settle any such disputes. The parties further agree to escalate any such disputes to progressively higher levels of management in their respective organizations in order to settle such disputes.

         i. No Waiver. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

         j. Exhibits. Each Exhibit referred to herein is hereby incorporated in full within this Agreement wherever reference to such Exhibit is made.

         k. Modifications. This Agreement may only be modified by a writing signed by an authorized representative of both AppSource and Licensee.

         l. Entire Agreement. This document represents the entire agreement between the parties as to the matters set forth and integrates all prior discussion or understanding between them.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives on the date first written above.

AppSource                                 Licensee


By:    /s/  Richard Daley                 By:     /s/ John Freund
   -----------------------------             -----------------------------------
Typed Name:  Richard Daley                Typed Name:  John Freund
           ---------------------                     ---------------------------
Title:       President                    Title:       Vice President, Marketing
      --------------------------                --------------------------------


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

                                    EXHIBIT A

                                SOFTWARE PRODUCTS

1.       PRODUCT
                  WIRED for OLAP for Windows

2.       DOCUMENTATION
                  Documentation. As used in this agreement, "Documentation" shall mean such user and technical manuals and other documentation that AppSource ordinarily makes available with the Product. Documentation will describe all features of the Product and consist of:

                           a.  WIRED for OLAP Manual in its existing form.

3.       LICENSEE PRODUCTS
                  ShowCase Analyzer for Microsoft Windows which incorporates the Product

4.       DELIVERY SCHEDULE
                  All items in 1 and 2 to be delivered within ten (10) working days of any order placed.

5.       SPECIFICATIONS
                  WIRED For OLAP Version 1.0 for Windows

                  Runs under Windows 3.1 or Higher
                  Compatible with DOS 3.1 or higher
                  Minimum 8 MB RAM
                  Minimum 486 based processor

                                    EXHIBIT B

                                 AppSource MARKS

1.       AppSource MARKS

         Manual and software copyright 1995 by AppSource. All rights reserved.

2.       STANDARDS OF QUALITY

         a. Software containing any of AppSource's Marks shall be designed, manufacture and reproduced to exceed or meet the quality of comparable products manufactured or reproduced by AppSource, and will meet any additional specifications defined by AppSource (in consultation with Licensee) to be necessary in view of conditions relating to the availability of materials, processes, labor and the like.

         b. AppSource Marks may only be reproduced in accordance with the standards supplied by AppSource.

         c. Upon request by AppSource, Licensee will promptly submit to AppSource (or AppSource's designated representative) samples of any Software containing AppSource's Marks for inspection and testing.

         d. In the event that AppSource determines that any Software fails to meet these Standards of Quality, AppSource may give notice of breach. Upon notice of breach, Licensee shall immediately cease the use of AppSource's Marks on or in relation to those Licensed Software products identified in the notice of breach which fail to meet the Standard of Quality. Licensee shall remove all labels or other indications of AppSource's Marks already placed on such products or packages thereof in its possession or control prior to shipping or transferring these products to a third party.


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